UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 10, 2025, (the “Effective Date”), the Board of Directors (the “Board”) of Cytokinetics, Incorporated (the “Company”) appointed, upon the recommendation of the Nominating and Governance Committee of the Board, Robert E. Landry to fill a vacant Board seat and to serve as a Class II member of the Board with an initial term expiring at the Company’s 2027 annual meeting of stockholders. The Board also appointed Mr. Landry as a member of the Board’s Audit Committee.

There are no arrangements or understandings between Mr. Landry and any other persons pursuant to which he was selected as a director of the Company. The Board has determined that Mr. Landry is independent under the Company’s Corporate Governance Guidelines, applicable U.S. Securities and Exchange Commission (the “SEC”) requirements and Nasdaq listing standards. There is no transaction involving Mr. Landry that requires disclosure under Item 404(a) of Regulation S-K.

Mr. Landry will participate in the Company’s non-employee director compensation arrangements, which are currently comprised of: (i) an annual retainer of $50,000 for his service on the Board commencing on the Effective Date, with payment pro-rated for any partial period of service, (ii) an annual retainer of $12,500 for his service on the Board’s Audit Committee commencing on the Effective Date, with payment pro-rated for any partial period of service, (iii) an annual recurring equity grant comprised of restricted stock units and stock options to purchase the Company’s common stock with a grant date fair value of $440,000, the stock options of which will vest monthly over a period commencing on the grant date and ending on the earlier to occur of (x) the one-year anniversary of the date of the grant and (y) the date of Company’s annual meeting of stockholders for the calendar year immediately subsequent to the grant date, and the restricted stock units of which will vest in one installment on the earlier to occur of (x) the one-year anniversary of the grant date and (y) the date of the Company’s annual meeting of stockholders for the calendar year immediately subsequent to the grant date, in each case subject to Mr. Landry’s continuous service as a member of the Board. In addition, on the Effective Date, Mr. Landry received an option to purchase 25,538 shares of the Company’s common stock (the “Initial Grant”), which represent stock options with a grant date fair value of $700,000. The Initial Grant will vest monthly over the period commencing on the Effective Date and ending on the three-year anniversary of the Effective Date, subject to his continuous service as a member of the Board. The Company also entered into its standard form of indemnification agreement with Mr. Landry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	February 11, 2025	By:	/s/ John O. Faurescu
John O. Faurescu, Esq. Secretary